EXHIBIT 99.1

Alpha and Omega Semiconductor Announces Resignation of Chief Financial Officer and Appointment of New Chief Financial Officer

SUNNYVALE, Calif., Feb. 15, 2012 (GLOBE NEWSWIRE) -- Alpha and Omega Semiconductor Limited ("AOS") (Nasdaq:AOSL), a designer, developer and global supplier of a broad range of power semiconductors, today announced that Ephraim Kwok, Chief Financial Officer, has resigned due to health reasons as recommended by his physician, effective immediately. The Board of Directors of AOS has appointed Mary L. Dotz to serve as the new Chief Financial Officer, effective March 1, 2012.

Mr. Kwok joined AOS in October 2005 as Chief Financial Officer.

"Ephraim played an instrumental role in leading our financial organization during the past 6 years. He led our successful IPO efforts in 2010, as well as other financing and corporate activities. His leadership was also critical in the successful completion of the acquisition of APM, our in-house packaging facility, and more recently, the acquisition of the IDT fabrication facility. He left the Company with a strong balance sheet and well positioned for future growth," said Dr. Mike Chang, Chairman and Chief Executive Officer of AOS. "The Board of Directors and I extend our sincere appreciation to Ephraim for his services to AOS and wish him well for the future, especially the speedy improvement of his health. It is anticipated that following his resignation, Mr. Kwok will act as an advisor to the company on financial and other matters."

Ms. Dotz brings to AOS over 28 years of finance, accounting and business experiences. Most recently, Ms. Dotz was Chief Financial Officer of Adaptec, a global provider of storage solutions, where she managed all aspects of finance, accounting, investor relations, legal and information technology. Prior to Adaptec, she served as Chief Financial Officer of Beceem Communications Inc., a provider of chipsets for the WIMAX market. At Beceem, Ms. Dotz built the company's finance team and successfully raised over $90 million in private capital. Previously, Ms. Dotz served as Senior Vice President and Chief Financial Officer of Pinnacle Systems, Inc., a supplier of digital video products. Prior to that, Ms. Dotz held various finance positions, including Vice President Finance and Corporate Controller and Interim Chief Financial Officer, at NVIDIA Corporation, a leading graphic semiconductor company, from October 2000 to January 2005. She holds a B.S. degree in Business Administration from San Diego State University and an M.B.A. degree from the University of Southern California.

 "We are very excited to have Mary join the AOS family. Mary will be an integral part of AOS's management team as we continue to execute our strategic roadmap to become a full-service power semiconductor company," said Dr. Chang. "Mary's extensive experience in financial management of public companies and proven track record will be instrumental to our continued growth and improvement in our financial performance. I look forward to having a close and productive working relationship with Mary."

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET and Power IC products. AOS seeks to differentiate itself by integrating its expertise in device physics, process technology, design and advanced packaging to optimize product performance and cost, and its product portfolio is designed to meet the ever increasing power efficiency requirements in high volume applications, including portable computers, smart phones, flat panel TVs, battery packs, portable media players, UPS, motor control and power supplies. For more information, please visit http://www.aosmd.com. For investor relations, please contact So-Yeon Jeong at investors@aosmd.com.

Forward Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward looking statements include, without limitation, expectation with respect to future growth, financial performance and changes in the CFO position. Forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, our ability to introduce or develop new and enhanced products that achieve market acceptance; the actual product performance in volume production; the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, our ability to identify and consummate strategic transactions; the state of semiconductor industry and seasonality of our markets, and other risks as described in our SEC filings. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

CONTACT: Alpha and Omega Semiconductor Limited
  Investor Relations
  So-Yeon Jeong
  investors@aosmd.com